UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Appliance Recycling Centers of America, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

7400 Excelsior Boulevard

Minneapolis, Minnesota 55426

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 12, 2011

TO OUR SHAREHOLDERS:

The annual meeting of the shareholders of Appliance Recycling Centers of America, Inc. will be held on Thursday, May 12, 2011 at 3:30 p.m., at the Appliance Recycling Centers of America, Inc. corporate offices located at 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.  At the meeting, shareholders will act on the following matters:

•                  Proposal One: To elect five directors to serve for a term of one year expiring at the 2012 annual meeting of shareholders.

•                  Proposal Two: To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for fiscal year 2011.

•                  Proposal Three: To approve and adopt the 2011 Stock Compensation Plan as described in this proxy statement.

•                  To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Only shareholders of record at the close of business on March 24, 2011 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the meeting.

Each of you is invited and urged to attend the annual meeting in person if possible.  Whether or not you are able to attend in person, you are requested to date, sign and return promptly the enclosed proxy in the envelope enclosed for your convenience or vote your proxy by using our internet voting service at “www.eproxy.com/arci/” or by telephone using the toll-free number listed on the proxy card.

By Order of the Board of Directors

Denis E. Grande, Secretary

March 31, 2011

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to Be Held on May 12, 2011:

This Proxy Statement and our Annual Report on Form 10-K
for the fiscal year ended January 1, 2011 are available on the internet at:

www.arcainc.com/investor_relations.html

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

7400 Excelsior Boulevard

Minneapolis, Minnesota 55426

PROXY STATEMENT

SOLICITATION OF PROXIES

This proxy statement contains information relating to the annual meeting of shareholders of Appliance Recycling Centers of America, Inc. (the “Company”) to be held on Thursday, May 12, 2011, beginning at 3:30 p.m., at the corporate offices of the Company, located at 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.  The enclosed proxy is solicited on behalf of the Board of Directors of the Company for use at the 2011 annual meeting of shareholders and any adjournment or postponement of the meeting.  The approximate date on which this proxy statement and form of proxy will first be sent or given to shareholders is March 31, 2011.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the Company’s annual meeting, shareholders will act upon the matters described in the accompanying notice of annual meeting of shareholders.  This includes the election of five directors, ratification of the appointment of our independent registered public accounting firm and approval of the 2011 Stock Compensation Plan.  In addition, the Company’s management will report on the performance of the Company during the 2010 fiscal year and respond to questions from shareholders.

Who is entitled to vote?

Only shareholders of record of outstanding common stock of the Company at the close of business on the record date, March 24, 2011, are entitled to receive notice of and to vote at the meeting, or any postponement or adjournment of the meeting.  Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock of the Company outstanding on the record date will constitute a quorum.  A quorum is required for business to be conducted at the meeting.  As of the record date, 5,492,777 shares of common stock of the Company were outstanding.  You will be considered part of the quorum if you submit a properly executed proxy card, vote your proxy by using the internet voting service or vote your proxy by using the toll-free telephone number listed on the proxy card, even if you abstain from voting.

How do I vote?

Even if you plan to attend the annual meeting you are encouraged to vote by proxy.  You may vote by proxy by one of the following ways:

1)              Sign and date each proxy card you receive and return it in the prepaid envelope;

2)              Vote by internet at the address listed on the proxy card; or

3)              Vote by telephone using the toll-free number listed on the proxy card.

If you vote by internet or telephone, your electronic vote authorizes the proxy holders in the same manner as if you signed, dated and returned your proxy card.  If you vote by internet or telephone, do not return your proxy card.

If you return your signed proxy card or vote by internet or telephone but do not give specific instructions as to how you wish to vote, your shares will be voted FOR all nominees in Proposal 1, FOR ratifying the appointment of our independent registered public accounting firm and FOR the approval of the 2011 Stock Compensation Plan.

Can I change my vote after I return my proxy card or my internet or telephone vote?

Yes.  Even after you have submitted your proxy or voted by internet or telephone, you may change your vote at any time before the proxy is exercised at the meeting.  You may change it by:

1)              Returning a later-dated signed proxy card or re-accessing the internet voting site or telephone voting number listed on your proxy card;

2)              Delivering a written notice of revocation to the Company’s Secretary at the Company’s principal executive office at 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426; or

3)              Attending the meeting and voting in person at the meeting (although attendance at the meeting without voting at the meeting will not, in and of itself, constitute a revocation of your proxy).

What are the Board’s recommendations?

The Board’s recommendations are set forth after the description of the proposal in this proxy statement.  In summary, the Board recommends a vote:

•                  FOR the election of each of the nominated directors (see Proposal 1 on page 6).

•                  FOR ratification of the appointment of our independent registered public accounting firm (see Proposal 2 on page 12).

•                  FOR approval of the 2011 Stock Compensation Plan (see Proposal 3 on page 13).

If you submit your proxy card or vote by internet or telephone, unless you give other instructions on your proxy card or your internet or telephone vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each proposal?

For the election of directors, each shareholder will be entitled to vote for five nominees and the five nominees with the greatest number of votes will be elected.

With respect to ratification of the appointment of our independent registered public accounting firm, the approval of the 2011 Stock Compensation Plan and any other matter that properly comes before the meeting, the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.  A properly executed proxy marked “ABSTAIN” with respect to any proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum.  Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the proposal to be acted upon.  Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on the proposal and will not be counted in determining the number of shares necessary for approval of the proposal.  Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who will count the vote?

An Inspector of Elections will be appointed for the annual meeting and will work with a representative of Wells Fargo Shareowner Services, our independent stock transfer agent, to count the votes.

What does it mean if I receive more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card.  To ensure that all your shares are voted, sign and return all proxy cards or use the internet voting service or telephone voting service for each proxy card.  We encourage you to have all accounts registered in the same name and address (whenever possible).  You can accomplish this by contacting our stock transfer agent, Wells Fargo Shareowner Services, at 1-800-468-9716.

How will voting on any other business be conducted?

Although we do not know of any business to be considered at the 2011 annual meeting other than the proposals described in this proxy statement, if any other business is presented at the annual meeting, your proxy gives authority to Edward R. Cameron, Chairman of the Board, and Denis E. Grande, Secretary, to vote on such matters at their discretion.

When are shareholder proposals for the 2012 annual meeting of shareholders due?

To be considered for inclusion in the Company’s proxy statement for the Company’s annual meeting to be held in 2012, shareholder proposals must be received at the Company’s offices no later than December 2, 2011.  Proposals must be in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and must be submitted in writing and delivered or mailed to the Company’s Secretary, at Appliance Recycling Centers of America, Inc., 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.

Under Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, any shareholder who wishes to have a proposal considered at the 2012 annual meeting of shareholders, but not submitted for inclusion in the Company’s proxy statement, must set forth such proposal in writing and file it with the Secretary of the Company no later than February 15, 2012.  Failure to notify the Company by that date would allow the Company’s proxy holders to use their discretionary voting authority (to vote for or against the proposal) when the proposal is raised at the annual meeting without any discussion of the matter being included in the Company’s proxy statement.

Who pays the cost of this proxy solicitation?

The expense of the solicitation of proxies for this annual meeting, including the cost of mailing, has been or will be borne by the Company.  Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals and the Company will reimburse them for their expense in so doing.  In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally by certain of the Company’s directors, officers and regular employees, without additional compensation.  No proxy solicitors have been hired in connection with the annual meeting.

COMMON STOCK OWNERSHIP

Beneficial Ownership of Common Stock

The following table sets forth as of March 15, 2011 the beneficial ownership of common stock by each of the Company’s directors, including director nominees, each of the executive officers named in the Summary Compensation Table on page 22 (the “Named Executive Officers”), and all directors, director nominees and executive officers of the Company as a group, as well as information about beneficial owners of 5% or more of the Company’s common stock.  Beneficial ownership includes shares that may be acquired in the next 60 days through the exercise of options or warrants.

Beneficial Owner	Position with Company	Number of Shares Beneficially Owned (1)	Percent of Outstanding (2)
Directors and executive officers:
Edward R. Cameron (3) (4)	Chairman of the Board, President and Chief Executive Officer	361,190	6.5%
Duane S. Carlson (4)	Director	49,375	0.9%
Glynnis A. Jones (4)	Director	35,426	0.6%
Dean R. Pickerell (5)	Director	492,000	9.0%
Morgan J. Wolf (4)	Director	26,909	0.5%
Peter P. Hausback (4)	Executive Vice President and Chief Financial Officer	65,400	1.2%
All directors and executive officers as a group (6 persons) (4)		1,030,300	18.1%

Other 5% shareholders:
Perkins Capital Mgmt. Inc. (6)		844,500	15.4%
Medallion Capital, Inc. (5)		492,000	9.0%
Norman and Sandra Pessin (7)		492,851	9.0%

(1)               Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares.

(2)               Applicable percentage of ownership is based on 5,492,777 shares of common stock outstanding as of March 15, 2011 plus, for each shareholder, all shares that such shareholder could purchase within 60 days upon the exercise of existing stock options and warrants.

(3)               The address for Mr. Cameron is 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.

(4)               Includes shares which could be purchased within 60 days upon the exercise of existing stock options or warrants, as follows:  Mr. Cameron, 58,500 shares; Mr. Carlson, 45,000 shares; Ms. Jones, 22,500 shares; Mr. Wolf, 22,500 shares; Mr. Hausback, 65,400 shares; and all directors and executive officers as a group, 213,900 shares.

(5)               Represents shares held by Medallion Capital, Inc. (“Medallion”), of which Mr. Pickerell is an executive officer.  According to a Schedule 13D filed April 5, 2007 and a Form 4 filed April 2, 2008, Medallion has sole dispositive power and sole voting power as to all 492,000 shares.  Mr. Pickerell, a director of the Company, is an executive vice president at Medallion and serves as portfolio manager for the shares held by Medallion.  Mr. Pickerell has shared voting power and shared dispositive power with respect to the shares held by Medallion.  Mr. Pickerell disclaims beneficial ownership of such shares.  The address for Medallion and Mr. Pickerell is 3000 West County Road 42, Suite 301, Burnsville, Minnesota 55337.

 (6)            According to a Schedule 13G filed February 9, 2011, Perkins Capital Management, Inc. (“Perkins Capital”) beneficially owned 844,500 shares of common stock as a result of serving as investment advisor to various clients.  Perkins Capital has sole dispositive power as to all 844,500 shares and sole voting power as to 468,500 shares.  The address for Perkins Capital is 730 East Lake Street, Wayzata, Minnesota 55391.

 (7)            According to a Schedule 13D filed October 10, 2010, Norman and Sandra Pessin have sole dispositive power and sole voting power as to all 492,851 shares.  The address for Norman and Sandra Pessin is 366 Madison Avenue, 14th Floor, New York, New York 10017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC.  Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended January 1, 2011, its officers, directors and 10% shareholders timely complied with all Section 16(a) filing requirements.

PROPOSAL ONE:

ELECTION OF DIRECTORS

General Information

The property, affairs and business of the Company are managed under the direction of the Board of Directors.  A board of five directors is to be elected at the meeting.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for management’s five nominees (see page 7).  The term of office for each person elected as a director will continue until the next annual meeting of shareholders and until a successor has been elected and qualified, or until such director is removed or resigns.

All of the nominees named below are presently directors of the Company and have served continuously since the year indicated.  All nominees have indicated a willingness to serve if elected.  The Company knows of no arrangements or understandings between a nominee and any other person pursuant to which the nominee has been selected as a director.

All shares represented by proxies that have been properly executed and returned or properly voted using the internet or telephone voting service will be voted for the election of all of the nominees named below, unless other instructions are indicated thereon.  In the event any one or more of such nominees should for any reason not be able to serve as a director, the proxies will be voted for such other person or persons as may be designated by the Board.

The Board recommends a vote FOR all of the nominees.

Nominees

The names of the nominees, all of whom are currently serving as directors of the Company, are set forth in the table below.  Following the table is certain information for at least the last five years regarding each nominee.

Name	Position with Company	Director Since	Age
Edward R. Cameron	Chairman of the Board, Director, President and Chief Executive Officer	1976	70
Duane S. Carlson	Director	1990	75
Glynnis A. Jones	Director	2008	58
Dean R. Pickerell	Director	2011	63
Morgan J. Wolf	Director	2007	68

Edward R. Cameron is the founder and has been the President of the Company since its inception in 1976.  He has been a director and Chairman of the Board of the Company since 1989 and prior to 1989 was a director of a predecessor of the Company.  Prior to founding the Company, Mr. Cameron served as a district product manager and an account manager for Burroughs Corporation (a predecessor of Unisys Corporation) and served in executive positions for several small businesses.  Mr. Cameron has a Bachelor of Science degree in business administration from Montana State University.

In his nearly 35 years with the Company, Mr. Cameron has developed and brings to the Board extensive knowledge of all aspects of the Company, its businesses, industry, markets and day-to-day operations, and the issues, opportunities and challenges facing the Company.  Mr. Cameron’s role as Chairman of the Board and Chief Executive Officer of the Company creates a critical link between the Board and management and facilitates the implementation of our business strategies by management.

Duane S. Carlson has been a director of the Company since 1990.  Mr. Carlson has been a self-employed business consultant since 1997, as he was from 1988 to 1991.  From 1991 to 1997, Mr. Carlson was executive vice president and chief financial officer of NetStar, Inc., a company engaged in the development, manufacturing and marketing of high-speed computer communications equipment.  He was a founder of NetStar, Inc. and was a member of its board of directors.  NetStar, Inc. became a wholly-owned subsidiary of Ascend Communications, Inc. on August 15, 1996 and is now part of Lucent Technologies, which acquired Ascend.  He was a founder of Lee Data Corporation and from 1979 to 1988 was employed by Lee Data Corporation (which became Carleton Corporation and is now part of Oracle, Inc.) in various capacities, most recently as chief financial officer and executive vice president, and was also a member of the board of directors.  Mr. Carlson is a CPA (inactive) and holds a BBA from the University of Minnesota.  Mr. Carlson also currently serves as a director of several privately held companies.

Mr. Carlson has extensive experience as a director, executive officer and chief financial officer with other public companies.  He brings substantial financial and accounting expertise to the Board and to the Audit Committee, where he also qualifies as an “audit committee financial expert.”  The Company benefits from his management experience through his role on the Compensation Committee.  Mr. Carlson has served as a member of the Board of Directors for more than 20 years and has gained a deep knowledge of the Company’s operations.

Glynnis A. Jones has been a director of the Company since March 2008.  Ms. Jones formerly held the positions of corporate planner and vice president of corporate planning with the Company from 1989 to 2003.  In this capacity she was responsible for developing the Company’s environmental policies and representing the Company before the California Public Utilities Commission and state and federal environmental agencies.  Prior to joining the Company, Ms. Jones was an independent environmental consultant and previously worked for the Metropolitan Council of the Twin Cities, the State of Minnesota and the West Central Regional Development Commission.  From 2003 to present, she has been an active volunteer for a nonprofit organization.

Ms. Jones has extensive experience in environmental matters and the recycling industry, including service to regulatory agencies and private businesses.  She brings valuable insight to the Board on regulatory and industry issues.  Through her prior service to the Company, she developed an in-depth knowledge of the particular issues affecting the Company’s recycling business and the markets it serves.

Dean R. Pickerell has been a director of the Company since January 2011.  He is an executive vice president at Medallion Capital, Inc (“MCI”), where he has been employed since 1987.  MCI is a Small Business Investment Company (“SBIC”) that primarily provides subordinated debt to small businesses.  MCI was originally part of Control Data Corporation.  Prior to 1987, Mr. Pickerell held various controller and financial management positions at Honeywell and Control Data and joined the venture capital group at Control Data in 1986.  He has been involved in the venture capital and SBIC industry since 1985.  He has served on the board of directors of numerous private and public companies.  He has been an ARCA Board observer since 1998 when MCI invested in ARCA.  Mr. Pickerell has an undergraduate degree in economics from Iowa State University and completed the course work for an MBA degree from Mankato State University.

Mr. Pickerell brings to the Board extensive knowledge of the capital markets and expertise relating to corporate finance.  Through his service as a member of the Audit Committee and Compensation Committee, the Board benefits from Mr. Pickerell’s knowledge of corporate governance and other public company requirements and issues derived from his experience as a director of other public companies.  He has developed a detailed understanding of the Company and its businesses from his prior role as an ARCA Board observer.

Morgan J. Wolf has been a director of the Company since November 2007.  Since 2005, Mr. Wolf has been a consultant specializing in budget planning and cost analysis for small local businesses.  From 1995 to 2005 he was employed by the Company, serving in several key management roles.  From 2005 through 2008, he was employed by the Company on a part-time basis to assist with financial planning initiatives.  Prior to 1995, Mr. Wolf was employed by Sears for 32 years, serving in a variety of management positions, including appliance management, sales promotion, store manager, and district manager, in 8 different cities throughout the upper Midwest.  Mr. Wolf retired from Sears in 1994.

Mr. Wolf brings to the Board meaningful leadership experience and knowledge of the retail industry that he developed in his more than 30 years with Sears.  In addition, he contributes executive decision-making skills and strategic planning expertise. Mr. Wolf’s significant retail knowledge assists the Board in providing guidance with respect to the Company’s retail business, which is affected by consumer confidence and spending levels and changing buying patterns of customers.

Director Independence

There are no family relationships between any of the nominees, directors or executive officers of the Company.  In addition, Duane S. Carlson, Glynnis A. Jones and Dean R. Pickerell, non-management directors of the Board, are “independent” directors as defined under the rules of The NASDAQ Stock Market (NASDAQ) for companies included in The NASDAQ Capital Market.

Board Leadership Structure and Role in Risk Oversight

Edward R. Cameron, the Company’s President and Chief Executive Officer, also serves as Chairman of the Board of Directors.  The Company has not named a lead director.  The Company believes this is appropriate for the Company at this time because of the size of the Company, the size of the Board, Mr. Cameron’s extensive experience in the appliance sales and recycling industry, and his responsibility for the day-to-day management of the Company’s business.  In view of these factors, the Board of Directors believes it makes sense for Mr. Cameron to chair the Board’s discussions of developments in the Company’s business and business strategy and its results of operations.

It is management’s responsibility to manage risk and bring to the attention of the Board of Directors the most material risks affecting the Company.  The Board of Directors, including through Board Committees comprised solely of independent directors, regularly reviews various areas of significant risk to the Company, and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks.  Specific examples of risks primarily overseen by the full Board of Directors include competition risks, industry risks, economic risks, liquidity risks, and business operations risks.  The Audit Committee reviews with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report such exposures.  The Audit Committee also reviews and approves transactions with related persons.  The Compensation and Benefits Committee (the “Compensation Committee”) reviews and evaluates potential risks related to the attraction and retention of talent, and risks related to the design of compensation programs established by the Compensation Committee for the Company’s executive officers.

Actions and Committees of the Board of Directors

In 2010, the Board of Directors met seven times.  In 2010, the Board of Directors had two standing committees, the Audit Committee and the Compensation Committee.  The Audit Committee met five times.  The Compensation Committee did not meet, but the full Board considered various compensation matters without management being present.  In the past, the full Board has served as a nominating committee.  In March 2011, the Board established a Nominating and Corporate Governance Committee.  The Board currently has no other standing committees and has no current plans to establish additional committees.  Each person who served as a director during 2010, with the exception of Morgan J. Wolf, attended all of the meetings of the Board of Directors and of the committees on which the director served.  Mr. Wolf did not attend two meetings in 2010.  Dean R. Pickerell was appointed to the Board on January 3, 2011.  It is the Company’s policy that all directors should attend the annual meeting of shareholders.

Compensation and Benefits Committee

The Compensation Committee of the Board of Directors is composed entirely of non-employee directors Mr. Carlson, Ms. Jones and Mr. Pickerell (Chairman), each of whom is also an “independent” director as defined under NASDAQ rules.  The Compensation Committee is responsible for review and approval of officer salaries and other compensation and benefits programs and determination of officer bonuses.  Annual compensation for the Company’s executive officers, other than the CEO, is recommended by the CEO and approved by the Compensation Committee.  The annual compensation for the CEO is recommended by the Compensation Committee and formally approved by the full Board of Directors.  The Compensation Committee may recommend to the Board of Directors grants under the Company’s stock compensation plans.

In the performance of its duties, the Compensation Committee may select independent compensation consultants to advise the committee when appropriate.  In addition, the Compensation

Committee may delegate authority to subcommittees where appropriate.  The Compensation Committee may separately meet with management if deemed necessary and appropriate.  The Compensation Committee operates under a written charter adopted by the Board of Directors in March 2011, which is posted on the Company’s website at www.arcainc.com under the caption “Investor Relations — Corporate Governance.”

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee, comprised of Mr. Carlson (Chairperson), Ms. Jones and Mr. Pickerell, is responsible for the review and approval of all transactions in which the Company was or is to be a participant and in which any executive officer, director or director nominee of the Company, or any immediate family member of any such person (“related persons”) has or will have a material interest.  In addition, all, if any, transactions with related persons that come within the disclosures required by Item 404 of the SEC’s Regulation S-K must also be approved by the Audit Committee.  The policies and procedures regarding the approval of all such transactions with related persons have been approved at a meeting of the Audit Committee and are evidenced in the corporate records of the Company.

Board Practice Related to Nominations of Directors

The Nominating and Corporate Governance Committee (the “Governance Committee”) is comprised of Mr. Carlson, Ms. Jones (Chairperson) and Mr. Pickerell, each of whom is an “independent” director as defined under NASDAQ rules.  The primary purpose of the Governance Committee is to ensure an appropriate and effective role for the Board of Directors in the governance of the Company.  The principal recurring duties and responsibilities of the Governance Committee include (i) making recommendations to the Board regarding the size and composition of the Board, (ii) identifying and recommending to the Board of Directors candidates for election as directors, (iii) reviewing the Board’s committee structure, composition and membership and recommending to the Board candidates for appointment as members of the Board’s standing committees, (iv) reviewing and recommending to the Board corporate governance policies and procedures, (v) reviewing the Company’s Code of Business Ethics and Conduct and compliance therewith, and (vi) ensuring that emergency succession planning occurs for the positions of Chief Executive Officer, other key management positions, the Board chairperson and Board members.  The Governance Committee operates under a written charter adopted by the Board of Directors in March 2011, which is posted on the Company’s website at www.arcainc.com under the caption “Investor Relations — Corporate Governance.”

The Governance Committee will consider director candidates recommended by shareholders.  The criteria applied by the Governance Committee in the selection of director candidates is the same whether the candidate was recommended by a Board member, an executive officer, a shareholder or a third party, and accordingly, the Governance Committee has not deemed it necessary to adopt a formal policy regarding consideration of candidates recommended by shareholders.  Shareholders wishing to recommend candidates for Board membership should submit the recommendations in writing to the Secretary of the Company.

The Governance Committee identifies director candidates primarily by considering recommendations made by directors, management and shareholders.  The Governance Committee also has the authority to retain third parties to identify and evaluate director candidates and to approve any associated fees or expenses.  The Governance Committee did not retain any such third party with respect to the director candidates described in this Proxy Statement.  Board candidates are evaluated on the basis of a number of factors, including the candidate’s background, skills, judgment, diversity, experience with companies of comparable complexity and size, the interplay of the candidate’s experience with the experience of other Board members, the candidate’s independence or lack of independence, and the candidate’s qualifications for committee membership.  The Governance Committee does not assign any particular weighting or priority to any of these factors and considers each director candidate in the context of the current needs of the Board as a whole.  Director candidates recommended by shareholders are evaluated in the same manner as candidates recommended by other persons.

Board Contact Information

If you would like to contact the Board or any committee of the Board, you can send an email to board@arcainc.com, or write to Appliance Recycling Centers of America, Inc., c/o Secretary, 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.  All communications will be compiled by the Secretary of the Company and submitted to the Board or the applicable committee or director on a periodic basis.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for fiscal year 2011.  The Company is submitting its selection of Baker Tilly Virchow Krause, LLP for ratification by the shareholders at the Annual Meeting.  Baker Tilly Virchow Krause, LLP has audited the Company’s consolidated financial statements since 2005.

The Company’s Bylaws do not require that shareholders ratify the selection of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm.  However, the Company is submitting the selection of Baker Tilly Virchow Krause, LLP to shareholders for ratification as a matter of good corporate practice.  If shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain Baker Tilly Virchow Krause, LLP.  Even if the selection is ratified, the Audit Committee at its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Board recommends a vote FOR ratifying the appointment of the Company’s independent registered public accounting firm.

PROPOSAL THREE:

APPROVAL OF 2011 STOCK COMPENSATION PLAN

The Appliance Recycling Centers of America, Inc. 2011 Stock Plan (the “2011 Plan”) was adopted by the Board of Directors on March 8, 2011, subject to approval by the shareholders at this annual meeting of shareholders.  The key features of the 2011 Plan are summarized below.  A copy of the 2011 Plan is attached to this proxy statement as Appendix A.

The purpose of the 2011 Plan is to enable the Company to attract, retain and reward those who contribute to the Company’s success and to strengthen the mutuality of interests between those people and the Company’s shareholders by offering stock options or other equity-based incentives.  The 2011 Plan authorizes the granting of awards in any of the following forms: (i) stock options, (ii) stock appreciation rights, and (iii) other stock-based awards, including but not limited to restricted stock, restricted stock units or performance shares.

The Company’s compensation program uses stock awards to provide long-term incentives and rewards to its executives, other employees, directors and consultants.  The Company also has a Restated 1997 Stock Option Plan (the “1997 Plan”) and a 2006 Stock Option Plan (the “2006 Plan”), which authorized the granting of stock options to officers, employees, non-employee directors and consultants.  The Company’s ability to grant awards under the 1997 Plan expired in March 2007, and its ability to grant awards under the 2006 Plan will expire on June 30, 2011, but the 1997 Plan and the 2006 Plan will remain in effect with respect to options granted prior to their expiration.  The Board of Directors adopted the 2011 Plan to ensure that the Company can continue to grant stock options and other stock awards at levels determined appropriate by the Board.

Summary of the 2011 Plan

Eligibility and Administration.  The 2011 Plan provides for the granting of stock-based awards to officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and profitability of the business of the Company and its subsidiaries.  Non-employee directors and selected consultants under contract to the Company are also eligible to be granted awards under the 2011 Plan.

The 2011 Plan is administered by the Board, or in its discretion, by a committee of not fewer than two directors.  Administration of the 2011 Plan has currently been assigned to the Compensation Committee of the Board of Directors (the “Committee”), which is appointed by the Board.  The term “Board” as used in this summary refers to the Company’s Board of Directors or the Committee.  The Board has the power to select the participants to whom awards will be granted, to determine the type or types of awards to be granted to such participants, to determine the number of shares covered by each award and other terms and conditions of such awards, and to interpret the 2011 Plan and adopt rules, regulations and procedures with respect to the administration of the 2011 Plan.  The Board may delegate its authority to officers of the Company for the purpose of selecting key employees who are not officers of the Company to be participants in the 2011 Plan.

The 2011 Plan provides that a grant of non-qualified stock options, restricted stock or restricted stock units will be made to each non-employee director on the date of each annual meeting of shareholders at which the director is elected or reelected to the Board.  The Board will have the authority to determine the type of award and the number of shares subject to such annual grants prior to each annual meeting of shareholders.  The total number of non-qualified options, restricted stock awards or restricted stock units granted each year at the annual shareholders meeting may not exceed 15,000 shares per non-employee director.  In addition to the annual grant, the Board has the ability to grant awards to non-employee directors at times other than the annual meeting.

Shares Available and Types of Awards under the 2011 Plan.  The 2011 Plan provides for the issuance of up to 700,000 shares of common stock pursuant to awards granted under the 2011 Plan.  The types of awards that may be made under the 2011 Plan are as follows:

•             Stock Options.  Under the 2011 Plan, the Board may grant stock options that either qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended, (the “Code”) or as “non-qualified stock options.”  Stock options may be granted in such form and upon such terms as the Board may approve from time to time.  Stock options granted under the 2011 Plan may be exercised during their respective terms as determined by the Board.  The purchase price may be paid by tendering cash or, in the Board’s discretion, by tendering common stock of the Company.  No stock option shall be transferable by the optionee or exercised by anyone else during the optionee’s lifetime.  Eligible persons will not pay any consideration to the Company in order to receive options, but will pay the exercise price upon exercise of an option.

Stock options may be exercised after a participant’s termination of employment for a period specified by the Board at the time the option is granted.  Following a participant’s death or termination of employment by reason of disability, the participant’s stock options may be exercised by the legal representative of the estate or the optionee’s heir, or by the optionee, as applicable, until the expiration of the stated term of the option or such shorter period as is specified by the Board at the time of grant.  If the participant’s employment is terminated by reason of retirement or for any other reason, the participant’s stock options may be exercised by the participant until the expiration of the stated term of the option or such shorter period as is specified by the Board at the time of grant.  In the event of termination of employment by reason of disability or retirement, if an incentive stock option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a non-qualified stock option.

The term of any stock option granted under the 2011 Plan may not exceed 10 years (or 5 years in the case of an incentive stock option granted to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate).  The aggregate fair market value of the common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year may not exceed $100,000.  The exercise price of any stock option granted under the 2011 Plan may not be less than the fair market value of the common stock on the date the option is granted (or, in the case of an incentive stock option granted to a participant who owns more than 10% of the combined voting power of all classes of stock of the Company, the option price shall be not less than 110% of the fair market value of the stock on the date the option is granted).

•             Stock Appreciation Rights.  The Board may grant stock appreciation rights (“SARs”) alone as “freestanding SARs” or in connection with all or part of any stock option as “tandem SARs” either at the time of the stock option grant, or, in the case of non-qualified options, later during the term of the stock option.  SARs entitle the participant to receive from the Company the same economic value that would have been derived from the exercise of an underlying stock option and the immediate sale of the shares of common stock.  Such value is paid by the Company in cash or shares of common stock, in the discretion of the Board.  SARs are exercisable only at such times and to the extent stated in an award agreement.  SARs granted in tandem with incentive stock options will have the same exercise provisions as the related incentive stock option.  If a tandem SAR is exercised, the underlying stock option is terminated as to the number of shares covered by the SAR exercise.  The exercise price of all tandem SARs must be the exercise price of the related option.  The exercise price of all freestanding SARs may not be less than the fair market value of the common stock on the date the SAR is granted.  The Board may unilaterally limit the appreciation in value of stock attributable to SAR at any time prior to its exercise.

•             Other Stock-Based Awards.  The Board may grant other awards of stock or awards that are valued in whole or in part by reference to, or otherwise based on, stock, either alone or in addition to or in tandem with stock options or SARs.  The other types of awards the Board may grant would include, for example, restricted stock, restricted stock units or performance shares.  The Board has the authority to determine the persons to whom and the time or times at which such awards are made, the number of shares of stock relating to the award, and all other conditions of the awards.  Each award will be confirmed by and subject to the terms of an award agreement, which will include terms relating to transferability, deferral of the award, entitlement to dividends or dividend equivalents, vesting and forfeiture, and the effect upon the award of a participant’s retirement, disability, death or other special circumstances.  Stock, including securities convertible into stock, issued on a bonus basis may be issued for no cash consideration.  The purchase price of any stock, including securities convertible into stock, that is subject to a purchase right must be at least 85% of the fair market value of the stock on the date of grant.

Effect of a Change in Control on Stock Incentives.  Except as otherwise set forth in a stock option agreement, restricted stock agreement or other stock award agreement, in the event of a change in control of the Company in which the agreements effecting the change in control do not provide for the assumption or substitution of all awards under the 2011 Plan, any award that is not assumed or substituted will vest and be exercisable and any restrictions on such award will lapse, as applicable.  The Board may require that any stock options, restricted stock or other stock awards that are not assumed or substituted be exercised prior to the change in control or may pay cash or other securities to cancel awards in connection with the change in control.

Transferability.  Unless otherwise determined by the Board, awards granted under the 2011 Plan are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

Adjustments.  In the event of a stock dividend, stock split, reorganization, recapitalization, spin-off, or other similar event affecting shares such that the Board determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2011 Plan, the Board will (among other actions and subject to certain exceptions) adjust the number and type of shares available under the 2011 Plan, the number and type of shares subject to outstanding awards, and the exercise price of outstanding stock options and other awards.

Amendment and Termination.  The 2011 Plan will become effective upon its approval by the shareholders and will remain in effect for a period of ten years thereafter, unless terminated earlier by the Board, provided that any awards granted before the termination of the 2011 Plan may extend beyond that date in accordance with their terms.  The Board may amend, alter, discontinue or terminate the 2011 Plan, but no such action may be made that would impair the vested rights of a participant under any award previously granted without the participant’s consent.  In addition, approval of shareholders is required to increase the total number of shares reserved for the 2011 Plan, to authorize an increase in the total number of shares reserved for issuance upon the exercise of incentive stock options, to decrease the option price of any incentive stock option to less than 100% of the fair market value on the date of grant, to permit the issuance of stock prior to payment in full, to change the class of participants eligible to participate in the 2011 Plan or to extend the maximum term of an incentive stock option.

Federal Income Tax Consequences

Incentive Stock Options.  Options granted to employees under the 2011 Plan may be intended to qualify as incentive stock options under Section 422 of the Code.  Under present law, the optionee recognizes no taxable income and the Company is not entitled to a deduction at the time an incentive stock option is granted.  In addition, an optionee generally will not recognize taxable income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from death or a permanent and total disability).  However, the amount by which the fair market value of the shares at the time of exercise exceeds the aggregate exercise price paid will be alternative minimum taxable income for purposes of applying the alternative minimum tax.

If the optionee exercises an incentive stock option and holds the shares acquired upon such exercise for a period ending on the later of two years after grant of the incentive stock option or one year after exercise of the option, any gain recognized upon the sale of the shares will be treated as capital gains.  The Company is not entitled to any compensation expense deduction under these circumstances.  However, if the applicable holding periods are not satisfied, then the disposition of such shares is treated as a “disqualifying disposition” and any gain recognized upon the disposition of such shares will generally be taxable as ordinary compensation income in the year in which the disposition occurred, to the extent that (i) the fair market value of such stock on the date of exercise, or (ii) the amount recognized on the disposition of the shares, whichever is less, exceeds the option exercise price.  The balance of any gain or loss recognized on such a disqualifying disposition will be characterized as a capital gain or loss.  The Company is entitled to a corresponding tax deduction in an amount equal to the ordinary compensation income recognized by the optionee as a result of the disqualifying disposition.

Nonqualified Stock Options.  Nonqualified stock options granted under the 2011 Plan are not intended to and do not qualify for the tax treatment described above for incentive stock options.  Under present law, an optionee generally will not recognize any taxable income at the time a nonqualified stock option is granted.  Upon exercise of the option, the optionee will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the aggregate exercise price.  The amount recognized as ordinary income by the optionee will increase the optionee’s basis in the shares acquired upon the exercise of the nonqualified stock option.  The Company is entitled to a corresponding tax deduction in an amount equal to the ordinary compensation income recognized by the optionee upon exercise of the nonqualified stock option.  Upon the subsequent sale of shares by the optionee, any resulting gain or loss will generally be characterized as long-term or short-term capital gain or loss, depending upon the optionee’s holding period for such shares.

Stock Appreciation Rights.  The grant of an SAR would not result in income for the participant or in a deduction for the Company.  Upon receipt of shares or cash from exercise of an SAR, the participant would generally recognize compensation income, and the Company would be entitled to a deduction, measured by the fair market value of the shares received plus any cash received.

Restricted and Performance Stock and Units.  Awards of restricted stock and restricted stock units, performance stock and performance units under the 2011 Plan generally are not subject to federal income tax when awarded, unless the participant properly elects to accelerate the tax recognition.  Restricted stock is generally subject to ordinary income tax at the time the restrictions lapse and performance stock is taxed at the time the performance targets are met.  Restricted stock units and performance units are generally subject to ordinary tax at the time of payment, even if vested earlier.  The Company is entitled to a corresponding deduction at the time the participant recognizes taxable income on the restricted or performance stock or units

Withholding.  The 2011 Plan requires each participant, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant, to pay to the Company or to make arrangements satisfactory to the Board regarding payment of any federal, state or local taxes required by law to be withheld with respect to the award.  To the extent permitted by law, the Company has the right to deduct any such taxes from any payment otherwise due to the participant.  With respect to any award under the 2011 Plan, if the terms of the award agreement so permit, a participant may elect to satisfy part or all of the withholding tax requirements associated with the award by authorizing the Company to retain shares of common stock that would otherwise be deliverable to satisfy any tax obligations.  In that case, the Company would pay the tax liability from its own funds.

New Plan Benefits

The 2011 Plan will become effective upon its approval by shareholders.  Therefore, no benefits or amounts have been granted or awarded under the 2011 Plan.  Because participation and the types of awards under the 2011 Plan are subject to the discretion of the Board, the benefits or amounts that will be received by any participant or group of participants if the 2011 Plan is approved are not currently determinable.  On March 14, 2011, there were approximately 2 executive officers, 366 employees and 4 non-employee directors of the Company and its subsidiaries who were eligible to participate in the 2011 Plan.  On March 14, 2011, the closing price of the Company’s common stock was $3.87 per share.

Other Information Regarding Equity Compensation Plans

The following table gives aggregate information under the Company’s equity compensation plans as of January 1, 2011:

	(a)	(b)	(c)
Number of Securities
Available for Future
	Number of Securities	Weighted Average	Issuance Under Equity
	to be Issued	Exercise Price of	Compensation Plans,
	Upon Exercise of	Outstanding Options,	Excluding Securities
	Outstanding Options	Warrants and Rights	Reflected in Column (a)
Equity compensation plans approved by shareholders	552,200	$3.87	66,300	(1)

(1)                    Consists of shares available for awards under the Appliance Recycling Centers of America, Inc. 2006 Stock Incentive Plan.  Under the 2006 Plan, options for an aggregate of 30,000 shares will be granted to non-employee directors upon their election at this annual meeting.

Additional Information

The Company intends to file a Form S-8 Registration Statement with the SEC covering the 700,000 shares subject to the 2011 Plan after shareholder approval of the 2011 Plan.

The affirmative vote of the holders of a majority of the shares of common stock represented at the annual meeting in person or by proxy and entitled to vote is required for approval of this proposal.

The Board recommends a vote FOR the approval of the 2011 Stock Compensation Plan.

INFORMATION CONCERNING OFFICERS AND KEY EMPLOYEES
WHO ARE NOT DIRECTORS

Peter P. Hausback, 51, is the Executive Vice President and Chief Financial Officer, a position he has held since February 2008.  Mr. Hausback is responsible for the Company’s financial and accounting compliance and directs the Company’s information systems, human resources, risk management and recycling operations.  Mr. Hausback began his career in public accounting with the firm PricewaterhouseCoopers and has held various senior corporate finance positions, most recently serving as CFO of Granite City Food and Brewery from October 2006 to November 2007.  Mr. Hausback served as a consultant and Vice President and Chief Accounting Officer of NightHawk Radiology Holdings, Inc. from June 2005 to August 2006 and as Vice President and Chief Financial Officer for WestCoast Hospitality Corporation, a provider of lodging (Red Lion Hotels) and entertainment services, from September 2002 to February 2005.  He is a CPA (active) and holds an MBA from Saint Mary’s College of California.

Bradley S. Bremer, 42, is the Vice President of Retail Operations, a position he has held since February 2007.  Mr. Bremer is responsible for directing all aspects of the Company’s retail division, including the management of sales, advertising and operations for the Company’s ApplianceSmart Factory Outlet stores.  He also oversees the selection of ApplianceSmart locations, planning for new stores, development of new markets, and implementation of retail programs and services.  From 2000 to 2007, Mr. Bremer held the position of Retail Operations Manager for the Company.  Mr. Bremer is a graduate of the University of Minnesota.

Jeffrey S. Brown, 58, is the Vice President of Recycling Systems, a position he has held since February 2009.  Mr. Brown is responsible for developing the Company’s large-scale appliance recycling business with manufacturers, retailers and other entities that have opted to become partners in the U.S. EPA’s Responsible Appliance Disposal (RAD) Program.  He is also responsible for sales of equipment and systems for the Company’s exclusive North American distributorship of UNTHA Recycling Technology.  Before joining the Company, he was a 27-year employee of Whirlpool Corporation, where he most recently worked to develop a reverse logistics dealer network to manage discontinued, obsolete and damaged products for Whirlpool.  Mr. Brown attended Tiffin University.

Jeffrey A. Cammerrer, 40, is the Corporate Controller, a position he has held since July 2008.  Mr. Cammerrer is responsible for the Company’s financial and accounting compliance, compiles and analyzes the Company’s financial statements and manages all of the Company’s day-to-day accounting operations, including treasury, billing, collections and accounts payable.  Mr. Cammerrer held the position of Director of Finance for Milestone AV Technologies from September 2007 through July 2008.  He also held several accounting management positions, including Vice President of Accounting, at Eschelon Telecom, Inc. from March 1997 through September 2007.  He is a CPA (inactive) and holds a B.S. in Accounting from North Dakota State University.

Rachel L. Holmes, 47, is the Vice President of Business Development and Environmental Affairs, a position she has held since April 2008.  In this capacity, Ms. Holmes focuses on business development, including strategic planning to identify and retain new clients for the Company’s appliance recycling and replacement services.  She directs the Company’s environmental, industry and regulatory research; participation in industry and government initiatives; and marketing and communications.  Ms. Holmes was employed by the Company from 1991 to 1999 in various corporate planning, marketing and advertising capacities.  From 1999 until rejoining the Company in 2003, she was an independent marketing consultant for the Company.  Ms. Holmes earned a B.A. from the University of Minnesota.

Bruce J. Wall, 57, is the Vice President of Resource Efficiency Programs, a position he has held since October 2000.  Mr. Wall is responsible for assisting utility clients in the design, implementation and evaluation of their energy efficiency appliance recycling and replacement programs.  He is also instrumental in supporting clients in the performance of cost-benefit analyses.   Previously, Mr. Wall was employed by the Company as a National Account Manager from 1993 to 1997.  From 1997 until rejoining the Company in 2000, Mr. Wall worked for Northeast Energy Efficiency Partnerships, Inc., where he facilitated and managed groups to develop, implement and evaluate regional market transformation strategies.  He holds a B.A. from Montana State University.

Jeffrey L. Woloz, 59, is the Vice President and General Manager of Appliance Recycling Centers of America-California, Inc. (“ARCA California”).  Mr. Woloz joined the Company in 2006 as General Manager of ARCA California and was named to the position of Vice President in April 2008.  He directs the operations of the Company’s regional recycling facility in Compton, California, and oversees customer relations for replacement and recycling programs in California.  Prior to joining the Company, Mr. Woloz was Director of Operations for Network Services, LLC, where he assisted in planning the strategic direction of the company while assuming a variety of operational responsibilities.  He holds an MBA from California State University.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

The Company uses a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors.  In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board.

The Company had four directors in 2010, one of whom (Mr. Cameron) is an executive officer of the Company and does not receive any additional compensation for serving as a director of the Company.  Non-employee directors of the Company receive an annual fee of $15,000 for their service as directors.  The Chairperson of the Audit Committee receives an additional annual fee of $3,000 and the Chairperson of the Compensation and Benefits Committee receives an additional annual fee of $1,500.  All of the Company’s directors are reimbursed for reasonable travel expenses incurred in attending meetings.

Non-employee directors also receive stock options under the 2006 Stock Option Plan.  The 2006 Stock Option Plan provides for an automatic grant to non-employee directors of an option to purchase 7,500 shares of common stock on the date of the Company’s annual meeting.  In addition, the 2006 Stock Option Plan provides for an automatic one-time grant of options to purchase 7,500 shares of common stock on the date of initial election of any new director.  Generally, such options become exercisable in full six months after the date of grant and expire ten years from the date of grant.

The table below presents cash and non-cash compensation paid to non-employee directors during the last fiscal year.

Non-Management Director Compensation for Fiscal Year Ended January 1, 2011

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)		All Other Compensation ($)	Total ($)
Duane S. Carlson	17,100	(1)	25,333	(2)	—	42,433
Glynnis A. Jones	14,250	(1)	25,333	(2)	—	39,583
Morgan J. Wolf	14,250	(1)	25,333	(2)	—	39,583

(1)             On July 1, 2009, non-employee director fees were reduced 20% as a cost reduction measure.  On May 21, 2010 non-employee director fees were reinstated.

(2)             These amounts reflect the fair value of the options granted during fiscal 2010.  See Note 3 to the Company’s consolidated financial statements in the 2010 Annual Report on Form 10-K mailed with this proxy statement for discussion of the assumptions made in the valuation of option grants.  At fiscal-year-end, the non-management directors held options to purchase shares of common stock as follows:  Mr. Carlson, 45,000 shares; Ms. Jones, 22,500 shares; and Mr. Wolf, 22,500 shares.

EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation earned for each of the Company’s last two fiscal years by the Chief Executive Officer and the Chief Financial Officer.  The Chief Financial Officer was the only executive officer other than the Chief Executive Officer who received salary and bonus for fiscal 2010 in excess of $100,000.

Summary Compensation Table for Fiscal Year Ended January 1, 2011

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)		All Other Compensation ($)		Total ($)
Edward R. Cameron Chairman of the Board, President and Chief Executive Officer
	2010	237,019	(1)	—	67,879	(2)	26,259	(3)	331,157
	2009	233,173	(1)	—	16,139	(2)	48,077	(4)	297,389

Peter P. Hausback Executive Vice President and Chief Financial Officer	2010	154,769	(1)	—	60,600	(2)	—		215,369
	2009	149,231	(1)	—	10,253	(2)	—		159,484

(1)         Effective June 13, 2009, the executive officers’ salaries were reduced 20% due to cost-reduction initiatives.  Effective December 31, 2009, the executive officers’ salaries were reinstated by 5%.  The remaining 15% salary reduction was fully reinstated on May 21, 2010.

(2)             This amount reflects the fair value of the options granted during fiscal 2009 and 2010.  See Note 3 to the Company’s consolidated financial statements in the 2010 Annual Report on Form 10-K mailed with this proxy statement for discussion of the assumptions made in the valuation of option grants.

(3)             This amount reflects a vacation payout of $19,231 and personal use of a company-owned automobile of $7,028.

(4)             This amount reflects a vacation payout.

The Company does not have employment agreements with any of its executive officers.  The material terms of stock options granted to the named executives are described below under “Outstanding Equity Awards.”

Outstanding Equity Awards at January 1, 2011

The following table provides a summary of equity awards outstanding for each of the named executives at January 1, 2011:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Edward R. Cameron	50,000	(1)	—		5.27	01/18/2015
Edward R. Cameron	8,500	(2)	—		2.22	11/11/2016
Edward R. Cameron	—		35,000	(3)	2.30	08/16/2017
Peter P. Hausback	40,000	(4)	—		5.86	02/15/2015
Peter P. Hausback	5,400	(2)	—		2.22	11/11/2016
Peter P. Hausback	—		20,000	(5)	3.55	05/13/2017

(1)          Mr. Cameron’s options were granted under the Company’s 2006 Stock Option Plan on January 18, 2008.

(2)          Mr. Cameron’s and Mr. Hausback’s options were granted under the Company’s 2006 Stock Option Plan on November 11, 2009.

(3)          Mr. Cameron’s options were granted under the Company’s 2006 Stock Option Plan on August 16, 2010 and become exercisable on the first anniversary of the date of grant.

(4)          Mr. Hausback’s options were granted under the Company’s 2006 Stock Option Plan on February 15, 2008.

(5)          Mr. Hausback’s options were granted under the Company’s 2006 Stock Option Plan on May 13, 2010 and become exercisable on the first anniversary of the date of grant.

Stock Option Plans

The Company uses stock options to attract and retain executives, directors, consultants and key employees.  Stock options are currently outstanding under two stock option plans.  The Company’s 2006 Stock Option Plan (the “2006 Plan”) was adopted by the Board of Directors in March 2006 and approved by the shareholders at the 2006 annual meeting of shareholders.  Under the 2006 Plan, the Company has reserved an aggregate of 600,000 shares of its common stock for option grants.  The 2006 Plan will expire on June 30, 2011, but options granted under the 2006 Plan before it expires will continue to be exercisable in accordance with their terms.  The Company’s Restated 1997 Stock Option Plan (the “1997 Plan”) was adopted by the Board of Directors in March 1997 and approved by the shareholders at the 1997 annual meeting of shareholders.  The 1997 Plan expired in March 2007, but options outstanding under the expired 1997 Plan continue to be exercisable in accordance with their terms.  As of March 15, 2011, options to purchase an aggregate of 580,200 shares were outstanding, including options for 546,700 shares under the 2006 Plan and options for 33,500 shares under the 1997 Plan.  The Plans are administered by the Compensation Committee or the full Board of Directors acting as the Committee.

Under the 2006 Plan, each non-employee director is automatically granted stock options for 7,500 shares upon his or her initial election as a director and upon each re-election by the shareholders.  Generally, each option to a non-employee director becomes exercisable six months after the date of grant, provides for the forfeiture of any nonexercisable portion if an optionee ceases to be a director for certain reasons, provides that the exercisable portion may be exercised for a period of ten years from the date of grant, and expires on the tenth anniversary of the date of grant.  The exercise price of an option is the fair market value of the common stock on the date the option is granted.

Employees of the Company, including employee directors, are eligible to receive awards of options to purchase common stock pursuant to the 2006 Plan.  The Committee has the discretion to select eligible employees to whom awards will be granted and establish the type, price, amount, size and terms of awards, subject in all cases to the provisions of the 2006 Plan and the applicable provisions of the Internal Revenue Code.

The exercise price of an incentive stock option cannot be less than 100% of the fair market value of the common stock on the date the option is granted, and if the optionee owns 10% or more of the voting rights of all of the Company’s stock (“10% Holder”), the exercise price of an incentive stock option cannot be less than 110% of the fair market value of the common stock on the date the option is granted.

Options granted to employees under the 2006 Plan cannot be exercised prior to a set period after their date of grant, which cannot be less than one year during which time the optionee must remain employed by the Company.  Each option specifies the expiration date, which may not exceed 10 years from the date the option is granted, provided, however, that if the optionee is a 10% Holder, the exercise period with respect to incentive stock options may not exceed five years.

Unless otherwise specifically provided in an optionee’s agreement, options cannot be exercised prior to the first anniversary of the date of grant.  Option agreements generally provide that any portion of the option that has not become exercisable will be forfeited if an optionee ceases to be an employee of the Company for any reason and that the exercisable portion may be exercised for a period of three months after termination (or one year in the case of death, disability or normal retirement).

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for selecting and approving the Company’s independent auditors, for relations with the independent auditors, for review of internal auditing functions (whether formal or informal) and internal controls, and for review of financial reporting policies to assure full disclosure of financial condition.  The Audit Committee operates under a written charter adopted by the Board of Directors, which is posted on the Company’s website at www.arcainc.com under the caption “Investor Relations — Corporate Governance.”  Mr. Carlson (Chairman), Ms. Jones and Mr. Pickerell, each of whom is a non-employee director, serve on the Audit Committee.  Each member of the Audit Committee is “independent,” as independence for audit committee members is defined by NASDAQ rules, and otherwise satisfies NASDAQ requirements for audit committee membership.  The Board has determined that Mr. Carlson is an “audit committee financial expert” as defined in SEC rules.

The Audit Committee reviewed with management the audited financial statements included in the Company’s Annual Report on Form 10-K, including a discussion of the reasonableness of significant judgments and accounting principles.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on those consolidated audited financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under standards of the PCAOB.  In addition, the Audit Committee has discussed with the independent auditors the auditor’s independence from management and the Company, including the matters in the written disclosures required by the applicable requirements of the PCAOB.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.  The Audit Committee held five meetings during 2010, with the independent auditors present at each meeting.  In addition, at the end of each quarter and year-end the chairman of the Audit Committee and/or the full Audit Committee discussed with the independent auditors their findings and procedures relative to the auditor’s quarterly reviews and annual audit.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended January 1, 2011 for filing with the Securities and Exchange Commission.

March 15, 2011	The Audit Committee

Duane S. Carlson
Glynnis A. Jones
Dean R. Pickerell

The information set forth above in the Audit Committee Report is not to be considered “filed” with the SEC for any purpose or “incorporated by reference” into any Securities Act or Exchange Act document of the Company for any purpose.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

This section should be read in conjunction with the Audit Committee Report on page 25.

The Audit Committee has appointed Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011.  A representative of Baker Tilly Virchow Krause, LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees Paid to Auditors by the Company During Most Recent Fiscal Years

Baker Tilly Virchow Krause, LLP has served as the independent auditors for the Company since fiscal 2005.  During the fiscal years ended January 2, 2010 and January 1, 2011, the Company paid fees to Baker Tilly Virchow Krause, LLP for the following professional services:

Description	January 2, 2010	January 1, 2011

Audit fees (1)	$187,354	$184,480
Audit-related fees (2)	2,600	—
Tax fees (3)	—	2,800
All other fees	—	—

(1)   Audit fees consist of fees for professional services rendered in connection with the audit of the Company’s year-end financial statements, quarterly reviews of financial statements included in the Company’s quarterly reports, services rendered relative to regulatory filings, and attendance at Audit Committee meetings.  For fiscal year 2010, this amount includes estimated billings for the completion of the 2010 audit which were rendered after year-end.

(2)   Audit-related fees are fees principally for professional services rendered for technical accounting consulting and research.

(3)   Tax fees are fees principally related to tax advice provided to the Company.

The Audit Committee of the Board of Directors has considered whether the provision of the services described above was and is compatible with maintaining the independence of Baker Tilly Virchow Krause, LLP.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors.  All the fees for fiscal 2009 and fiscal 2010 were approved by the Audit Committee.

OTHER MATTERS

At the date of this proxy statement the Company’s management knows of no other matters which may come before the annual meeting.  However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote such proxies received by the Company in accordance with their judgment on such matters.

A copy of the Company’s 2010 Annual Report to Shareholders is being mailed to you with this proxy statement.  The Annual Report includes, among other things, the consolidated balance sheets of the Company as of January 1, 2011 and January 2, 2010 and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss) and cash flows for fiscal years ended January 1, 2011 and January 2, 2010.  If you desire an additional copy of the Annual Report or a copy of the Company’s Form 10-K filed with the SEC, you may obtain one (excluding exhibits) without charge by addressing a request to Investor Relations, Appliance Recycling Centers of America, Inc., 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.  You may also access a copy of the Company’s Form 10-K on the SEC’s website at www.sec.gov.

By Order of the Board of Directors

Denis E. Grande, Secretary

March 31, 2011

2011 STOCK COMPENSATION PLAN

1.             Purpose; Definitions.

The purpose of the this 2011 Stock Compensation Plan (the “Plan”) is to enable Appliance Recycling Centers of America,, Inc. (the “Company”), and its Parents, Subsidiaries, and Affiliates, to attract, retain, and reward employees, directors and service providers and to strengthen the mutuality of interests between them and the Company’s shareholders, by offering stock options and/or other equity-based incentives.

In addition to definitions that may be contained elsewhere in this Plan, for purposes of this Plan, the following terms shall be defined as set forth below:

(a)           “Affiliate” means any entity other than the Company and its Parents and Subsidiaries that is designated by the Board as a participating employer under this Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b)           “Award” means any Option, Stock Appreciation Right, or Other Stock-Based Award, or any other right, interest, or option relating to Stock or other securities of the Company granted pursuant to the provisions of this Plan.

(c)           “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder and signed by both the Company and the Participant.

(d)           “Board” means the Board of Directors of the Company.

(e)           “Change in Control” shall have the meaning set forth in Section 9(c) below.

(f)            “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g)           “Committee” means the Committee referred to in Section 2 of this Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in this Plan shall be exercised by the Board. Where the Board has retained administrative authority with respect to this Plan, references herein to the “Committee” shall refer to the Board.

(h)           “Company” means Appliance Recycling Centers of America,, Inc., a corporation organized under the laws of the State of Minnesota, or any successor corporation.

(i)            “Disability” means disability as determined under procedures established by the Committee for purposes of this Plan or, as applied to Incentive Stock Options, as defined in Section 22(e)(3) of the Code.

(j)            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(k)           “Fair Market Value” means as of any given date, unless otherwise determined by the Committee in good faith, (i) if the Stock is then traded on NASDAQ or a national or regional securities exchange, the closing price of the Stock on NASDAQ or such exchange, or (ii) if the Stock is not then traded on NASDAQ or a national or regional securities exchange, but is traded in the over-the-counter market, the closing bid price of the Stock as reported in the over-the-counter market.

(l)            “Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(m)          “Independent Director” means a member of the Board who is not otherwise an employee of the Company or any Parent or Subsidiary.

(n)           “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(o)           “Other Stock-Based Award” means an Award under Section 7 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

(p)           “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of an Award, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(q)           “Participant” means any person who is selected by the Committee to receive an Award under this Plan and who is an employee (including an officer), a member of the Board, or an independent contractor, consultant or other service provider of the Company or of any Subsidiary, Parent, or Affiliate.

(r)            “Plan” means this 2011 Stock Compensation Plan, as hereafter amended from time to time.

(s)           “Stock” means the common stock, no par value per share, of the Company.

(t)            “Stock Appreciation Right” or “SAR” means the right to receive a payment in cash or Stock as determined by the Committee.

(u)           “Stock Option” or “Option” means any option to purchase shares of stock granted pursuant to Section 5 below.

(v)           “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.             Administration.

This Plan shall be administered by a Committee of not fewer than two members of the Board, who shall be appointed by the Board and serve at the pleasure of the Board. The functions of the Committee specified in this Plan shall be exercised by the Board, if and to the extent that no Committee exists that has the authority to so administer this Plan, or to the extent that the Board retains authority to administer this Plan under specified circumstances. As to the selection of and grants of Awards to persons who are not subject to Sections 16(a) and 16(b) of the Exchange Act, the Committee may delegate any or all of its responsibilities to members of the Company’s administration. The grants of Awards and determination of the terms thereof to persons who are subject to Sections 16(a) and 16(b) of the Exchange Act shall be made in a manner that satisfies the requirements of Rule 16b-3 under the Exchange Act, or any successor rule.

The Committee shall have full power and authority, consistent with the provisions of this Plan and subject to such orders or resolutions not inconsistent with the provisions of this Plan as may be adopted by the Board:

(a)           to select the Participants whom Awards may from time to time be granted hereunder;

(b)           to determine the type or types of Awards to be granted to Participants hereunder;

(c)           to determine the number of shares of Stock to be covered by each Award granted hereunder:

(d)           to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder;

(e)           to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Stock or other property or canceled or suspended;

(f)            to determine whether, to what extent, and under what circumstances cash, Stock, and other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant;

(g)           to interpret and administer this Plan and any instrument or agreement entered into thereunder;

(h)           to establish such rules and regulations and appoint such agents as it shall deem appropriate for proper administration of this Plan; and

(i)            to make any other determination and take any other action that the Committee deems necessary or desirable for administration of this Plan.

Members of the Board and of the Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

Decisions of the Committee shall be made in the Committee’s sole discretion and shall be final, conclusive, and binding on all persons, including the Company, any Participant, any shareholder, and any employee of the Company or any Parent, Subsidiary, or Affiliate.

3.             Stock Subject to Plan.

The total number of shares of Stock reserved and available for distribution under this Plan shall be 700,000 shares of Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or shares that have been reacquired by the Company.

Subject to the possible adjustments described in the last paragraph of this Section 3, the total number of shares of Stock reserved and authorized for issuance upon exercise of Incentive Stock Options shall be 700,000. To the extent that such shares are not used for Incentive Stock Options, they shall be available for other Awards to be granted under this Plan.

Subject to the possible adjustments described in the last paragraph of this Section 3, no Participant may be granted any Award covering an aggregate number of Shares in excess of 100,000 in any calendar year.

If any shares of Stock subject to an Award are not issued to a Participant because an Option or SAR is not exercised or an Award is otherwise forfeited or any such Award otherwise terminates without a payment being made to the Participant in the form of Stock, such shares shall again be available for distribution in connection with future Awards under this Plan.

In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under this Plan, in the number and option price of shares subject to outstanding options granted under this Plan, and in the number of shares subject to other outstanding Awards granted under this Plan as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number. Any such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

4.             Eligibility.

Participants selected by the Committee shall be eligible for the grant of Awards under this Plan, but no Participant shall have the right to be granted an Award under this Plan merely as a result of his or her status as an employee, member of the Board, or service provider.

5.             Stock Options.

Stock Options may be granted alone, in addition to, or in tandem with other Awards granted under this Plan. Any Stock Option granted under this Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under this Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Options may be issued with or without Stock Appreciation Rights.

Options granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a)           Exercise Price. Subject to Section 5(i), the exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock on the date of grant.

(b)           Option Term. Subject to Section 5(i) hereof, the term of each Stock Option shall be fixed by the Committee, but the maximum term of exercise for any Stock Option shall not exceed ten years.

(c)           Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

(d)           Method of Exercise; Payment. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period. Payment of the exercise price may be made by check, promissory note (if approved by the Board), or such other instrument or method as the Committee may accept. If so provided in the related Award Agreement, payment in full or in part may also be made:

(i)            by delivery of Stock owned by the optionee for at least six months prior to the exercise of the Option (based on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee);

(ii)           pursuant to a “same day sale” program exercised through a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board so long as the Company’s equity securities are registered under Section 12 of the Exchange Act, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002;

(iii)          with respect to a Nonqualified Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares issued upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price (together with payment in cash or other payment from the Participant to the extent of any remaining balance), provided that any such shares used to pay the exercise price shall no longer be outstanding and exercisable under such Option;

(iv)          through exercise of either Tandem SARs or Freestanding SARs held by the optionee; or

(v)           by some combination of the foregoing or such other form of legal consideration that may be acceptable to the Committee in its sole discretion and permissible under applicable law.

No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option after the optionee has given written notice of exercise, has paid in full for such Stock, and, if requested, has given the representation described in Section 12(a).

(e)           Nontransferability of Options. Subject to Section 5(i) hereof, unless otherwise provided in the related Award Agreement, no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules and regulations thereunder, and all Stock Options shall be exercisable during the optionee’s lifetime only by the optionee.

(f)            Termination by Death. Subject to Section 5(i), if an optionee’s employment by the Company or any Subsidiary, Parent, or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the optionee’s estate or by any person who acquired the Option by will or the laws of descent and distribution, until the expiration of the stated term of such Stock Option or such shorter period as may be specified by the Committee at the time of grant.

(g)           Termination by Reason of Disability. Subject to Section 5(i), if an optionee’s employment by the Company or any Subsidiary, Parent, or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), until the expiration of the stated term of such Stock Option or such shorter period as may be specified by the Committee at the time of grant.

(h)           Other Termination. Subject to Section 5(i), unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee’s employment by the Company or any Subsidiary, Parent, or Affiliate terminates for any reason other than death or Disability, the Stock Option shall be exercisable, to the extent otherwise then exercisable, until the expiration of the stated term of such Stock Option or such shorter period as may be specified by the Committee at the time of grant.

(i)            Incentive Stock Options. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422. To the extent required for “incentive stock option” status under Section 422 of the Code (taking into account applicable Internal Revenue Service regulations and pronouncements and court decisions), this Plan shall be deemed to provide as follows:

(i)            Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.

(ii)           The exercise price of any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock as of the date of grant (110% for an optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary).

(iii)          The maximum term of exercise for any Incentive Stock Option shall not exceed ten years (five years in the case of an optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary).

(iv)          Incentive Stock Options shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution and shall be exercisable, during the optionee’s lifetime, only by the optionee.

(v)           The aggregate Fair Market Value (determined as of the time the Option is granted) of Stock with respect to which Incentive Stock Options under this Plan or any other plan of the Company and any Subsidiary or Parent is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000; and to the extent that any Stock Option becomes exercisable in excess of such amount in any calendar year, the excess amount will be treated as a Nonqualified Stock Option.

(vi)          With respect to any Option that purports to be an Incentive Stock Option, if the optionee’s employment is terminated and the Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, the Option will be treated as a Nonqualified Stock Option.

(j)            No Tandem Options. Options consisting of both an Incentive Stock Option and a Nonqualified Stock Option shall not be granted under this Plan.

6.             Stock Appreciation Rights.

(a)           Grant and Exercise. Stock Appreciation Rights may be granted either alone (“Freestanding SAR”) or in addition to other Awards granted under this Plan and may, but need not, relate to all or part of any Stock Option granted under this Plan (“Tandem SAR”). In the case of a Nonqualified Stock Option, a Tandem SAR may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, a Tandem SAR may be granted only at the time of the grant of such Stock Option. A Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Tandem SAR is granted with respect to less than the full number of shares covered by a related Stock Option. Stock Options relating to exercised Tandem SARs shall no longer be exercisable to the extent that the related Tandem SARs have been exercised. A Stock Appreciation Right may be exercised, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose and as set forth in the related Award Agreement. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b).

(b)           Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including the following:

(i)            The exercise price of a Tandem SAR shall be the exercise price of the related Option. The exercise price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Stock on the date of grant of the Freestanding SAR. Notwithstanding the foregoing, the Committee may unilaterally limit the appreciation in value of Stock attributable to an SAR at any time prior to its exercise.

(ii)           Stock Appreciation Rights shall be exercisable only at such time or times and to the extent provided in the related Award Agreement; provided, however, that the exercise provisions of an SAR granted in tandem with an Incentive Stock option shall be the same as the related Option.

(iii)          Upon the exercise of a Stock Appreciation Right, the holder shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise, or such other date as the Committee shall specify in the Award Agreement, over the exercise price per share specified in the related Award Agreement multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in Stock, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the Stock on the date of exercise.

(iv)          Unless otherwise provided in the related Award Agreement, Stock Appreciation Rights shall not be transferable except under the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security

Act, or the rules thereunder, and shall be exercisable during the lifetime of the Participant only by the Participant.

(v)           Upon the exercise of a Stock Appreciation Right, any related Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of this Plan on the number of shares of Stock to be issued under this Plan.

7.             Other Stock-Based Awards.

(a)           Administration. Other Awards of Stock or that are valued in whole or in part by reference to, or are otherwise based on, Stock (“Other Stock-Based Awards”), including, without limitation, restricted stock, restricted stock units, performance shares, convertible preferred stock, convertible debentures, or exchangeable securities, may be granted either alone or in addition to or in tandem with Stock Options or Stock Appreciation Rights granted under this Plan.

Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

(b)           Terms and Conditions. Unless otherwise provided in the related Award Agreement, Stock subject to Awards made under this Section 7 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the Stock is issued or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

The Participant shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the Stock covered by the Award, if and to the extent determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

Any Award under Section 7 and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

In the event of the Participant’s retirement, Disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed with respect to any or all of an Award under this Section 7.

Each Award under this Section 7 shall be confirmed by, and subject to the terms of, an Award Agreement or other instrument entered into by the Company and the Participant.

Stock (including securities convertible into Stock) issued on a bonus basis under this Section 7 may be issued for no cash consideration. The purchase price of any Stock (including securities convertible into stock) subject to a purchase right awarded under this Section 7 shall be at least 85% of the Fair Market Value of the Stock on the date of grant.

8.             Independent Director Grants.

Notwithstanding any other provisions of this Plan, a grant of a Nonqualified Stock Option, Restricted Stock or Restricted Stock Units, or any combination of the same, shall be made to each Independent Director on the date of each regular annual meeting of shareholders of the Company at which such Independent Director is elected or re-elected to the Board. The number of Shares subject to such Nonqualified Stock Option, Restricted Stock Award or Restricted Stock Unit and other terms governing the Nonqualified Stock Option, Restricted Stock Award or

Restricted Stock Unit shall be determined by the Committee in its sole discretion prior to such annual meeting of shareholders. No Independent Director may be granted Nonqualified Stock Options, Restricted Stock Awards or Restricted Stock Units covering an aggregate number of Shares in excess of 15,000 at any regular annual shareholders meeting pursuant to the terms of this Section 8.

The Committee, in its discretion, may, in addition to the Nonqualified Stock Options, Restricted Stock Awards and Restricted Stock Units provided above, grant any additional Award to all Independent Directors or to any individual Independent Director, provided that such grant shall be solely for substantial services performed or to be performed by such Independent Director as determined in good faith by the Committee.

9.             Change in Control Provisions.

(a)           Vesting Upon a Change in Control. Except as otherwise provided in an Award Agreement, if a Change in Control occurs, and if the agreements effectuating the Change in Control do not provide for the assumption or substitution of all Awards granted under this Plan, with respect to any Award granted under this Plan that is not so assumed or substituted (a “Non-Assumed Award”), such Awards shall immediately vest and be exercisable and any restrictions thereon shall lapse.

(b)           Disposition of Awards. Except as otherwise provided in an Award Agreement, the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Awards, take any or all of the following actions to be effective as of the date of the Change in Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period immediately preceding the date of the Change in Control, but only if such action remains contingent upon the effectuation of the Change in Control) (such date referred to as the “Action Effective Date”):

(i)            Unilaterally cancel such Non-Assumed Award in exchange for whole and/or fractional Shares (or whole Shares and cash in lieu of any fractional Share) or whole and/or fractional shares of a successor (or whole shares of a successor and cash in lieu of any fractional share) that, in the aggregate, are equal in value to:

(A)          in the case of Options and Stock Appreciation Rights, the product of (1) the excess, if any, of the Fair Market Value per Share on the Action Effective Date over the Exercise Price or specified price per Share (2) multiplied by the number of Shares subject to the Option or Stock Appreciation Right;

(B)           in the case of Restricted Stock, Restricted Stock Units and Other Awards, the Fair Market Value per Share on the Action Effective Date of the Shares subject to such Award (taking into account vesting), less the value of any consideration payable with respect to such Award.

(ii)           Unilaterally cancel such Non-Assumed Award in exchange for cash or other property equal in value to:

(A)          in the case of Options and Stock Appreciation Rights, the product of (1) the excess, if any, of the Fair Market Value per Share on the Action Effective Date over the Exercise Price or specified price per Share (2) multiplied by the number of Shares subject to the Option or Stock Appreciation Right;

(B)           in the case of Restricted Stock, Restricted Stock Units and Other Awards, the Fair Market Value per Share on the Action Effective Date of the Shares subject to such Award (taking into account vesting), less the value of any consideration payable with respect to such Award.

(iii)          In the case of Options, unilaterally cancel such Non-Assumed Option after providing the holder of such Option with (A) an opportunity to exercise such Non-Assumed Option to the extent vested within a specified period prior to the date of the Change in Control, and (B) notice of such opportunity to exercise prior to the commencement of such specified period. The Committee may modify or waive any condition limiting the exercise of such Option to permit a cashless exercise of such Options.

(c)           Definition of “Change in Control”. For purposes of this Section 9, a “Change in Control” means the happening of any of the following:

(i)            A majority of the directors of the Company shall be persons other than persons:

(A)          for whose election proxies shall have been solicited by the Board, or

(B)           who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

(ii)           30% or more of the outstanding voting stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act or any successor rule thereto) by any person (other than the Company or a subsidiary of the Company) or group of persons acting in concert (other than the acquisition and beneficial ownership by a parent corporation or its wholly-owned subsidiaries, as long as they remain wholly-owned subsidiaries, of 100% of the outstanding voting stock of the Company as a result of a merger which complies with paragraph (iii)(A)(2) hereof in all respects), or

(iii)          The shareholders of the Company approve a definitive agreement or plan to:

(A)          Merge or consolidate the Company with or into another corporation other than:

(1)           a merger or consolidation with a subsidiary of the Company, or

(2)           a merger in which (a) the Company is the surviving corporation, (b) no outstanding voting stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities, or other property (except (i) voting stock of a parent corporation owning directly, or indirectly through wholly owned subsidiaries, both beneficially and of record 100% of the voting stock of the Company immediately after the merger and (ii) cash upon the exercise by holders of voting stock of the Company of statutory dissenters’ rights), (c) the persons who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting stock of the Company immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 70% of, respectively, the then outstanding common stock and the then outstanding voting stock of the surviving corporation or its parent corporation, and (d) if voting stock of the parent corporation is exchanged for voting stock of the Company in the merger, all holders of any class or series of voting stock of the Company immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their voting stock of the Company as all other holders of such class or series,

(B)           exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for cash, securities, or other property,

(C)           sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or

(D)          liquidate or dissolve the Company.

10.          Amendments and Termination.

The Board may amend, alter, discontinue, or terminate this Plan, or any portion thereof, but no amendment, alteration, or discontinuation shall be made which would impair the vested rights of a Participant under any Award theretofore granted without the Participant’s consent or which, without the approval of the Company’s shareholders, would:

(a)           except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of this Plan;

(b)           authorize an increase in the total number of shares reserved for issuance upon exercise of Incentive Stock Options;

(c)           decrease the option price of any Incentive Stock Option to less than 100% of the Fair Market Value on the date of grant;

(d)           permit the issuance of Stock prior to payment in full therefor;

(e)           change the class of Participants eligible to participate in this Plan; or

(f)            extend the maximum option period under Section 5(i) of this Plan.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the vested rights of any holder without the holder’s consent. The Committee may also substitute new Stock options for previously granted Stock Options (on a one-for-one or other basis), including previously granted Stock options having higher option exercise prices.

Subject to the above provisions, the Board shall have broad authority to amend this Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

11.          Unfunded Status of Plan.

This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

12.          General Provisions.

(a)           The Committee may require each person purchasing shares pursuant to a Stock Option or receiving shares pursuant to any other Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any over-the-counter market on which the Stock is quoted, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)           The Committee may at any time offer to buy out for a payment in cash or Stock an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

(c)           Nothing contained in this Plan shall prevent  the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(d)           Neither the adoption of this Plan nor the grant of any Award hereunder shall confer upon any employee of the Company or any Subsidiary, Parent, or Affiliate any right to continued employment with the Company or a Subsidiary, Parent, or Affiliate, as the case may be, or interfere in any way with the right of the Company or a Subsidiary, Parent, or Affiliate to terminate the employment of any of its employees at any time.

(e)           No later than the date as of which an amount first becomes includable in the gross income of the Participant for federal income tax purposes with respect to any Award under this Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and any Subsidiary, Parent, or Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. If so provided in the related Award Agreement, a Participant may authorize the withholding of shares of Stock otherwise deliverable upon exercise of an option or the grant or vesting of an Award to satisfy any tax obligations arising from such exercise, grant, or vesting.

(f)            The actual or deemed reinvestment of dividends or dividend equivalents in additional Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan Awards).

(g)           To the extent that federal laws (such as the Code, the Exchange Act, or the Employee Retirement Income Security Act of 1974) do not otherwise control, this Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Minnesota.

(h)           Unless otherwise provided in the related Award Agreement, no rights granted hereunder may be assigned, transferred, pledged, or hypothecated (whether by operation of law or otherwise) or be subject to execution, attachment, or similar process, and any attempted assignment, transfer, pledge, hypothecation, or other disposition or levy of attachment or similar process upon any such right will be null and void and without effect.

(i)            If any term, provision, or portion of this Plan or any Award granted hereunder shall be deemed unenforceable or in violation of applicable law, such term, provision, or portion of this Plan or the Award shall be deemed severable from all other terms, provisions, or portions of this Plan or the Award or any other Awards granted hereunder, which shall otherwise continue in full force and effect.

13.          Effective Date of Plan.

This Plan shall be effective as of May 12, 2011 or, if later, upon the approval of this Plan by a majority of the votes cast by the holders of the Company’s common stock at the annual shareholders’ meeting.

14.          Term of Plan.

No Award may be granted under this Plan on or after the earlier of: (a) the tenth anniversary of the effective date of this Plan (as determined under Section 13 of this Plan), or (b) the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the exercise of Awards granted under this Plan or lapse of all restrictions under Awards granted under this Plan) been issued or are no longer available for use under this Plan. This Plan will continue in effect until all outstanding Awards have been exercised, terminated or expire.

15.          Forfeiture and Recoupment.

(a)           Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, the Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award, including any payment or Stock received upon exercise or in satisfaction of the Award under this Plan shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions, without limit as to time. Such events shall include, but shall not be limited to, failure to accept the terms of the Award Agreement, termination of service under certain or all circumstances, violation of material Company policies, misstatement of financial or other material information about the Company, fraud, misconduct, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company or any Subsidiary, Parent or Affiliate, including facts and circumstances discovered after termination of service.

(b)           The Company shall require the Chief Executive Officer and Chief Financial Officer of the Company to disgorge bonuses, other incentive- or equity-based compensation, and profits on the sale of Stock received within the 12-month period following the public release of financial information if there is a restatement of such financial information because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law. The operation of this subsection (b) shall be in accordance with the provisions of Section 302 of the Sarbanes-Oxley Act and any applicable guidance.

(c)           The Company shall require each current and former executive officer to disgorge bonuses, other incentive- or equity-based compensation received within 36-month period prior to the public release of the restatement of financial information due to material noncompliance with the financial reporting requirements under the federal securities laws. The amount to be recovered shall be the percentage of incentive compensation, including equity awards, in excess of what would have been paid without the restated results. The operation of this subsection (c) shall be in accordance with the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable guidance.

(d)           The Committee shall determine, as late as the time of the recoupment, regardless of whether such method is stated in the Award Agreement, whether the Company shall effect any such recoupment: (i) by seeking repayment from the Participant; (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any of its affiliates; (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices; (iv) by a holdback or escrow (before or after taxation) of part or all of the Stock, payment or property received upon exercise or satisfaction of the Award; or (v) by any combination of the foregoing.

COMPANY # TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors Recommends a Vote FOR Proposals 1 (all nominees) and 2 and 3. 1. Election of directors: 01 Edward R. Cameron 04 Dean R. Pickerell ¦ Vote FOR ¦ Vote WITHHELD 02 Duane S. Carlson 05 Morgan J. Wolf all nominees from all nominees 03 Glynnis A. Jones (except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. To ratify the appointment of Baker Tilly Virchow Krause as the Company’s Independent Registered Public Accounting Firm for fiscal 2011. ¦ For ¦ Against ¦ Abstain 3. To approve and adopt the 2011 Stock Compensation Plan. ¦ For ¦ Against ¦ Abstain In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR ON PROPOSAL 1 AND FOR PROPOSAL 2 AND FOR PROPOSAL 3. Address Change? Mark Box ¦ Indicate changes below: Date _____________________________________ Signature(s) in Box Please sign your name exactly as it appears at left. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET – www.eproxy.com/arci Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 11, 2011. PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 11, 2011. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to: Appliance Recycling Centers of America, Inc., c/o Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945 Appliance Recycling Centers of America, Inc.

Appliance Recycling Centers of America, Inc. 7400 Excelsior Blvd., Minneapolis, MN 55426 proxy The undersigned, revoking all prior proxies, hereby appoints Edward R. Cameron and Denis E. Grande, or either of them, as Proxy or Proxies, with full power of substitution and revocation, to vote all shares of stock of Appliance Recycling Centers of America, Inc. standing of record in the name of the undersigned at the close of business on March 24, 2011 at the Annual Meeting of Shareholders to be held on May 12, 2011, or at any adjournment or postponement of the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of Appliance Recycling Centers of America, Inc. and the proxy statement dated March 31, 2011 furnished with the Notice. See reverse for voting instructions. APPLIANCE RECYCLING CENTERS OF AMERICA, INC. PROXY SOLICITED BY BOARD OF DIRECTORS For Annual Meeting of Shareholders May 12, 2011 3:30 p.m. APPLIANCE RECYCLING CENTERS OF AMERICA, INC. 7400 Excelsior Blvd. Minneapolis, MN 55426 111299